As filed with the Securities and Exchange Commission on November 21, 2006
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SkillSoft Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

107 Northeastern Boulevard Nashua, New Hampshire (Address of Principal Executive Offices)	03062 (Zip Code)
2002 Share Option Plan
(Full Title of the Plan)
Charles E. Moran
President and Chief Executive Officer
SkillSoft Public Limited Company
107 Northeastern Boulevard
Nashua, New Hampshire 03062
(Name and Address of Agent For Service)
(603) 324-3000
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered (2)	Share	Offering Price	Registration Fee

Ordinary Shares issuable under the 2002 Share Option Plan (1)	1,400,000	$5.88(3)	$8,232,000(3)	$881

(1)	Each Ordinary Share is represented by one of the Registrant’s American Depositary Shares.

(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s American Depositary Shares as reported on the Nasdaq National Market on November 14, 2006.

STATEMENT OF INCORPORATION BY REFERENCE
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION OF MAPLES AND CALDER, SOLICITORS
EX-23.2 CONSENT OF ERNST & YOUNG LLP

STATEMENT OF INCORPORATION BY REFERENCE
     This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,400,000 shares of the Registrant’s ordinary shares, Euro 0.11 par value per share, to be issued under the Registrant’s 2002 Share Option Plan. Each ordinary share is represented by one of the Registrant’s American Depositary Shares. This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-133292 (filed with the Securities and Exchange Commission on April 13, 2006).
Item 5.    Interests of Named Experts and Counsel.
     Maples and Calder, Solicitors has opined as to the legality of the securities being offered by this registration statement. Jennifer Caldwell, a partner of Maples and Calder, Solicitors, serves as Secretary to the Registrant.
Item 8.    Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 21st day of November, 2006.

SKILLSOFT PUBLIC LIMITED COMPANY
By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of SkillSoft Public Limited Company, hereby severally constitute and appoint Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SkillSoft Public Limited Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Moran Charles E. Moran	President, Chief Executive Officer and Director (Principal executive officer)	November 21, 2006

/s/ Thomas J. McDonald Thomas J. McDonald	Chief Financial Officer (Principal financial officer)	November 21, 2006

/s/ Anthony Amato Anthony Amato	Chief Accounting Officer (Principal accounting officer)	November 21, 2006

/s/ P. Howard Edelstein P. Howard Edelstein	Director	November 21, 2006

/s/ Stewart K.P. Gross Stewart K.P. Gross	Director	November 21, 2006

/s/ James S. Krzywicki James S. Krzywicki	Director	November 21, 2006

/s/ William F. Meagher, Jr. William F. Meagher, Jr.	Director	November 21, 2006

/s/ Ferdinand von Prondzynski Ferdinand von Prondzynski	Director	November 21, 2006

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Maples and Calder, Solicitors

23.1	Consent of Maples and Calder, Solicitors (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)